SLM Student Loan Trust 2003-14
Quarterly Servicing Report
Report Date: 09/30/2004 Reporting Period: 07/1/04-9/30/04

I. Deal Parameters

	Student Loan Portfolio Characteristics		06/30/04	Activity	09/30/2004
A	i	Portfolio Balance	$2,170,267,829.06	$(58,184,824.37)	$2,112,083,004.69
	ii	Interest to be Capitalized	5,505,724.86		4,933,229.81

	iii	Total Pool	$2,175,773,553.92		$2,117,016,234.50

	iv	Specified Reserve Account Balance	5,439,433.88		5,292,540.59

	v	Total Adjusted Pool	$2,181,212,987.80		$2,122,308,775.09

B	i	Weighted Average Coupon (WAC)	5.119%		5.109%
	ii	Weighted Average Remaining Term	258.49		257.53
	iii	Number of Loans	121,520		119,047
	iv	Number of Borrowers	77,074		75,169
	v	Aggregate Outstanding Principal Balance — T-Bill	$428,550,023.12		$414,739,575.16
	vi	Aggregate Outstanding Principal Balance — Commercial Paper	$1,747,223,530.80		$1,702,276,659.34

	Notes and Certificates			Spread/Coupon	Exchange Rate	Balance 7/26/04	Balance 10/25/04
C	i	A-1 Notes	78442GKH8	0.020%	1.00000	$114,057,987.80	$55,153,775.09
	ii	A-2 Notes	78442GKJ4	0.060%	1.00000	$296,000,000.00	$296,000,000.00
	iii	A-3 Notes	78442GKK1	0.120%	1.00000	$288,000,000.00	$288,000,000.00
	iv	A-4 Notes	78442GKL9	0.170%	1.00000	$318,000,000.00	$318,000,000.00
	v	A-5 Notes	78442GKM7	0.230%	1.00000	$519,000,000.00	$519,000,000.00
	vi	A-6 Notes	78442GKN5	0.300%	1.00000	$250,000,000.00	$250,000,000.00
	vii	A-7* Notes	78442GKG0	5.400%	1.72850	£189,649,986.00	£189,649,986.00
	viii	B Notes	78442GKP0	0.550%	1.00000	$68,345,000.00	$68,345,000.00

	Reserve Account		07/26/04	10/25/04
D	i	Required Reserve Acct Deposit (%)	0.25%	0.25%
	ii	Reserve Acct Initial Deposit ($)	$—	$—
	iii	Specified Reserve Acct Balance ($)	$5,439,433.88	$5,292,540.59
	iv	Reserve Account Floor Balance ($)	$3,383,397.00	$3,383,397.00
	v	Current Reserve Acct Balance ($)	$5,439,433.88	$5,292,540.59

	Other Accounts		07/26/04	10/25/04
E	i	Remarketing Fee Account	$—	$—
	ii	Capitalized Interest Account	$24,000,000.00	$24,000,000.00
	iii	Principal Accumulation Account (A-7)	$—	$—
	iv	Supplemental Interest Account (A-7)	$—	$—
	v	Investment Reserve Account	$—	$—
	vi	Investment Premium Purchase Account	$—	$—

	Asset/Liability		07/26/04	10/25/2004
F	i	Total Adjusted Pool	$2,181,212,987.80	$2,122,308,775.09
	ii	Total $ equivalent Notes	$2,181,212,987.80	$2,122,308,775.09
	iii	Difference	$(0.00)	$—
	iv	Parity Ratio	1.00000	1.00000

*A-7 Notes are denominated in Pounds Sterling

II. 2003-14 Transactions from: 07/01/04 through: 09/30/04

A	Student Loan Principal Activity
	i	Regular Principal Collections	$61,794,967.27
	ii	Principal Collections from Guarantor	5,353,965.70
	iii	Principal Reimbursements	80,378.34
	iv	Other System Adjustments	0.00

	v	Total Principal Collections	$67,229,311.31

B	Student Loan Non-Cash Principal Activity
	i	Other Adjustments	$73,580.54
	ii	Capitalized Interest	(9,118,067.48)

	iii	Total Non-Cash Principal Activity	$(9,044,486.94)

C	Total Student Loan Principal Activity		$58,184,824.37

D	Student Loan Interest Activity
	i	Regular Interest Collections	$16,789,149.59
	ii	Interest Claims Received from Guarantors	331,619.61
	iii	Collection Fees/Returned Items	8,172.83
	iv	Late Fee Reimbursements	227,450.35
	v	Interest Reimbursements	3,312.30
	vi	Other System Adjustments	0.00
	vii	Special Allowance Payments	606,214.65
	viii	Subsidy Payments	1,336,503.85

	ix	Total Interest Collections	$19,302,423.18

E	Student Loan Non-Cash Interest Activity
	i	Interest Accrual Adjustment	$295.93
	ii	Capitalized Interest	9,118,067.48

	iii	Total Non-Cash Interest Adjustments	$9,118,363.41

F	Total Student Loan Interest Activity		$28,420,786.59

G	Non-Reimbursable Losses During Collection Period		$73,796.52

H	Cumulative Non-Reimbursable Losses to Date		$99,339.90

III. 2003-14 Collection Account Activity 07/01/04 through 09/30/04

A	Principal Collections
	i	Principal Payments Received	$26,606,152.57
	ii	Consolidation Principal Payments	40,542,780.40
	iii	Reimbursements by Seller	(8,002.50)
	iv	Borrower Benefits Reimbursed	0.00
	v	Reimbursements by Servicer	140.29
	vi	Re-purchased Principal	88,240.55

	vii	Total Principal Collections	$67,229,311.31

B	Interest Collections
	i	Interest Payments Received	$18,790,991.23
	ii	Consolidation Interest Payments	272,496.47
	iii	Reimbursements by Seller	1,447.71
	iv	Borrower Benefits Reimbursed	0.00
	v	Reimbursements by Servicer	1,290.08
	vi	Re-purchased Interest	574.51
	vii	Collection Fees/Return Items	8,172.83
	viii	Late Fees	227,450.35

	ix	Total Interest Collections	$19,302,423.18

C	Other Reimbursements		$371,611.93

D	Reserves In Excess of the Requirement		$146,893.29

E	Reset Period Target Amount Excess		$—

F	Funds Released from Supplemental Interest Account		$—

G	Investment Premium Purchase Account Excess		$—

H	Investment Reserve Account Excess		$—

I	Interest Rate Cap Proceeds		$—

J	Interest Rate Swap Proceeds		$—

K	Administrator Account Investment Income		$—

L	Trust Account Investment Income		$297,875.35

M	Funds Released from Capitalized Interest Account		$—

	TOTAL AVAILABLE FUNDS		$87,348,115.06
	LESS FUNDS PREVIOUSLY REMITTED:
		Servicing Fees	$(1,793,512.67)
		Consolidation Loan Rebate Fees	$(5,501,568.00)

N	NET AVAILABLE FUNDS		$80,053,034.39

O	Servicing Fees Due for Current Period		$884,098.51

P	Carryover Servicing Fees Due		$—

Q	Administration Fees Due		$25,000.00

R	Total Fees Due for Period		$909,098.51

IV. 2003-14 Portfolio Characteristics

	Weighted Avg Coupon		# of Loans		% *		Principal Amount		% *
STATUS	06/30/04	09/30/04	06/30/04	09/30/04	06/30/04	09/30/04	06/30/04	09/30/04	06/30/04	09/30/04
INTERIM:

In School
Current	0.000%	0.000%	0	0	0.000%	0.000%	$—	$—	0.000%	0.000%

Grace
Current	0.000%	0.000%	0	0	0.000%	0.000%	$—	$—	0.000%	0.000%
TOTAL INTERIM	0.000%	0.000%	0	0	0.000%	0.000%	$—	$—	0.000%	0.000%
REPAYMENT

Active
Current	5.025%	4.988%	86,694	87,349	71.341%	73.374%	$1,425,017,807.19	$1,447,901,280.93	65.661%	68.553%
31-60 Days Delinquent	5.747%	5.844%	3,365	2,859	2.769%	2.402%	57,094,749.56	50,202,591.42	2.631%	2.377%
61-90 Days Delinquent	6.055%	6.268%	1,588	1,529	1.307%	1.284%	27,635,088.45	28,284,867.37	1.273%	1.339%
91-120 Days Delinquent	6.013%	6.067%	840	964	0.691%	0.810%	16,703,654.64	18,128,266.06	0.770%	0.858%
> 120 Days Delinquent	6.707%	6.648%	1,545	1,702	1.271%	1.430%	30,810,952.22	33,028,530.13	1.420%	1.564%
							3,580,238.81
Deferment
Current	4.949%	4.956%	11,446	12,128	9.419%	10.188%	242,894,108.67	243,847,252.22	11.192%	11.545%
							—	—
Forbearance
Current	5.231%	5.364%	15,880	12,239	13.068%	10.281%	366,531,229.52	285,586,437.88	16.889%	13.522%
TOTAL REPAYMENT	5.115%	5.108%	121,358	118,770	99.867%	99.767%	$2,166,687,590.25	$2,106,979,226.01	99.835%	99.758%
Claims in Process (1)	7.128%	5.727%	162	277	0.133%	0.233%	$3,580,238.81	$5,103,778.68	0.165%	0.242%
Aged Claims Rejected (2)	0.000%	0.000%	0	0	0.000%	0.000%	$—	$—	0.000%	0.000%
GRAND TOTAL	5.119%	5.109%	121,520	119,047	100.000%	100.000%	$2,170,267,829.06	$2,112,083,004.69	100.000%	100.000%

(1)	Claims filed and unpaid; includes claims rejected aged less than 6 months.

(2)	Claims rejected (subject to cure) aged 6 months or more; also includes claims deemed incurable pending repurchase.
*Percentages may not total 100% due to rounding.

V. 2003-14 Various Interest Accruals and Floating Rate Swap Payments

A	Borrower Interest Accrued During Collection Period			$25,758,151.47
B	Interest Subsidy Payments Accrued During Collection Period			1,274,711.05
C	SAP Payments Accrued During Collection Period			1,570,605.57
D	Investment Earnings Accrued for Collection Period (TRUST ACCOUNTS)			297,875.35
E	Investment Earnings (ADMINISTRATOR ACCOUNTS)			0.00
F	Consolidation Loan Rebate Fees			(5,501,568.00)

G	Net Expected Interest Collections			$23,399,775.44

H	Interest Rate Cap Payments Due to the Trust
				Cap

	i	Cap Notional Amount		$370,000,000.00
	ii	Libor		1.66000%
	iii	Cap %		5.00000%
	iv	Excess Over Cap		0.00000%
	v	Cap Payments Due to the Trust		$0.00

I		Interest Rate Swap on Fixed Rate Reset Notes

		Swap Payments		A-7 Swap Calc

		SLM Student Loan Trust Pays:
		i	Notional Swap Amount (USD)	$327,810,000
		ii	3 Month Libor	1.66000%
		iii	Spread	0.160%

		iv	Pay Rate	1.820%
		v	Gross Swap Payment Due Counterparty	$1,508,108.12
		vi	Days in Period 07/26/04 10/25/04	91

		Counterparty Pays:
		i	Notional Swap Amount (Pounds Sterling)	£189,649,986.00
		ii	Fixed Rate Equal To Respective Reset Note Rate	5.40000%
		iii	Gross Swap Receipt Due Paying Agent*	0.00
		iv	Days in Period 12/11/03 01/25/05	411

	*Fixed Rate Pounds Sterling to be paid annually

VI. 2003-14 Accrued Interest Factors

		Accrued
		Int Factor	Accrual Period	Rate	Index
A	Class A-1 Interest Rate	0.0042467	(7/26/04-10/25/04)	1.68000%	LIBOR
B	Class A-2 Interest Rate	0.0043478	(7/26/04-10/25/04)	1.72000%	LIBOR
C	Class A-3 Interest Rate	0.0044994	(7/26/04-10/25/04)	1.78000%	LIBOR
D	Class A-4 Interest Rate	0.0046258	(7/26/04-10/25/04)	1.83000%	LIBOR
E	Class A-5 Interest Rate	0.0047775	(7/26/04-10/25/04)	1.89000%	LIBOR
F	Class A-6 Interest Rate	0.0049544	(7/26/04-10/25/04)	1.96000%	LIBOR
G	Class A-7 Interest Rate*	0.0000000	(12/11/03-1/25/05)	0.00000%	FIXED
H	Class B Interest Rate	0.0055864	(7/26/04-10/25/04)	2.21000%	LIBOR

*Fixed rate Pounds Sterling to be paid to noteholders annually

VII. 2003-14 Inputs From Original Data 06/30/04

A	Total Student Loan Pool Outstanding
	i	Portfolio Balance	$2,170,267,829.06
	ii	Interest To Be Capitalized	5,505,724.86

	iii	Total Pool	$2,175,773,553.92
	iv	Specified Reserve Account Balance	5,439,433.88

	v	Total Adjusted Pool	$2,181,212,987.80

B	Total Note and Certificate Factor		0.95744713904
C	Total Note Balance		$2,181,212,987.80

D	Note Balance 07/26/04		Class A-1	Class A-2	Class A-3	Class A-4	Class A-5	Class A-6	Class A-7	Class B

	i	Current Factor	0.5405592	1.0000000	1.0000000	1.0000000	1.0000000	1.0000000	1.0000000	1.0000000
	ii	Expected Note Balance	$114,057,987.80	$296,000,000.00	$288,000,000.00	$318,000,000.00	$519,000,000.00	$250,000,000.00	£189,649,986.00	$68,345,000.00
E	Note Principal Shortfall		$—	$—	$—	$—	$—	$—	£—	$—
F	Interest Shortfall		$—	$—	$—	$—	$—	$—	£—	$—
G	Interest Carryover		$—	$—	$—	$—	$—	$—	£—	$—

H	Reserve Account Balance		$5,439,433.88
I	Unpaid Primary Servicing Fees from Prior Month(s)		$0.00
J	Unpaid Administration fees from Prior Quarter(s)		$0.00
K	Unpaid Carryover Servicing Fees from Prior Quarter(s)		$0.00
L	Interest Due on Unpaid Carryover Servicing Fees		$0.00

VIII. 2003-14 Trigger Events

A	Has Stepdown Date Occurred?	N
	The Stepdown Date is the earlier of (1) 1/26/2009 or (2) the
	first date on which no class A notes remain outstanding.

B	Note Balance Trigger	N

	Class A Percentage	100.00%
	Class B Percentage	0.00%

IX. 2003-14 Waterfall for Distributions

				Remaining
				Funds Balance
A	Total Available Funds (Section III-N)		$80,053,034.39	$80,053,034.39

B	Primary Servicing Fees-Current Month		$884,098.51	$79,168,935.88

C	Administration Fee		$25,000.00	$79,143,935.88

D	Aggregate Quarterly Funding Amount		$0.00	$79,143,935.88

E	Noteholder’s Interest Distribution Amounts
	i	Class A-1	$484,366.25	$78,659,569.63
	ii	Class A-2	$1,286,942.22	$77,372,627.41
	iii	Class A-3	$1,295,840.00	$76,076,787.41
	iv	Class A-4	$1,471,015.00	$74,605,772.41
	v	Class A-5	$2,479,522.50	$72,126,249.91
	vi	Class A-6	$1,238,611.11	$70,887,638.80
	vii	Class A-7 USD payment to the swap counterparty*	$1,508,108.12	$69,379,530.68

		Total	$9,764,405.20

F	Class B Noteholders’ Interest Distribution Amount		$381,801.75	$68,997,728.93

G	Noteholder’s Principal Distribution Amounts Paid (or set aside**)
	i	Class A-1	$58,904,212.71	$10,093,516.22
	ii	Class A-2	$0.00	$10,093,516.22
	iii	Class A-3	$0.00	$10,093,516.22
	iv	Class A-4	$0.00	$10,093,516.22
	v	Class A-5	$0.00	$10,093,516.22
	vi	Class A-6	$0.00	$10,093,516.22
	vii	Class A-7	$0.00	$10,093,516.22

		Total	$58,904,212.71

H	Supplemental Interest Account Deposit		$0.00	$10,093,516.22

I	Investment Reserve Account Required Amount		$0.00	$10,093,516.22

J	Class B Noteholder’s Principal Distribution Amount		$0.00	$10,093,516.22

K	Increase to the Specified Reserve Account Balance		$0.00	$10,093,516.22

L	Investment Premium Purchase Account Deposit		$0.00	$10,093,516.22

M	Carryover Servicing Fees		$0.00	$10,093,516.22

N	Remaining Swap Termination Fees		$0.00	$10,093,516.22

O	Remarketing Costs in Excess of Remarketing Fee Account		$0.00	$10,093,516.22

	Excess to Excess Distribution Certificate Holder		$10,093,516.22	$0.00

*	Fixed rate Pounds Sterling interest to be paid to noteholders annually

**	Amounts allocated to classes of fixed rate reset notes are deposited into their accumulation account for distribution on the next related reset date

X. 2003-14 Other Account Deposits and Reconciliations

A	Reserve Account
	i	Beginning of Period Account Balance	$5,439,433.88
	ii	Deposits to correct Shortfall	$—
	iii	Total Reserve Account Balance Available	$5,439,433.88
	iv	Required Reserve Account Balance	$5,292,540.59
	v	Shortfall Carried to Next Period	$—
	vi	Excess Reserve - Release to Collection Account	$146,893.29
	vii	End of Period Account Balance	$5,292,540.59

B	Capitalized Interest Account
	i	Beginning of Period Account Balance	$24,000,000.00
	ii	Capitalized Interest Release to the Collection Account	$—
	iii	End of Period Account Balance	$24,000,000.00

C	Remarketing Fee Account		A-7

	i	Next Reset Date	01/26/2009
	ii	Reset Period Target Amount	$—
	iii	Quarterly Required Amount	$—
	iv	Beginning of Period Account Balance (net of investment earnings)	$—
	v	Quarterly Funding Amount	$—
	vi	Reset Period Target Amount Excess	$—

	vii	End of Period Account Balance (net of investment earnings)	$—

D	Accumulation Accounts
	i	Class A-7 Accumulation Account Beginning Balance	$—
	ii	Principal deposits for payment on the next Reset Date	$—
	iii	Principal Payments to the A-7 Noteholders on Reset Date	$—

	iv	Ending A-7 Accumulation Account Balance	$—

E	Supplemental Interest Account
	i	Three Month Libor Determined n/a	0.00000%
	ii	Investment Rate	0.00000%

	iii	Difference	0.00000%

	iv	Class A-7 Supplemental Interest Account Beginning Balance	$—
	v	Funds Released into Collection Account	$—
	vi	Number of Days Through Next Reset Date	1,554
	vii	Class A-7 Supplemental Interest Account Deposit Amount	$—

F	Investment Premium Purchase Account
	i	Beginning of Period Account Balance	$—
	ii	Required Quarterly Deposit	$—
	iii	Carryover amounts from previous periods	$—
	iv	Eligible Investments Purchase Premium Paid	$—
	v	Funds Released into Collection Account	$—

	vi	End of Period Account Balance	$—

G	Investment Reserve Account
	i	Balance	$—
	ii	Requirement	$—
	iii	Funds Released into Collection Account	$—
	iv	Have there been any downgrades to any eligible investments?	N

XI. 2003-14 Distributions

A	Distribution Amounts		Class A-1	Class A-2	Class A-3	Class A-4	Class A-5	Class A-6	Class A-7	Class B
	i	Quarterly Interest Due	$484,366.25	$1,286,942.22	$1,295,840.00	$1,471,015.00	$2,479,522.50	$1,238,611.11	£—	$381,801.75
	ii	Quarterly Interest Paid	484,366.25	1,286,942.22	1,295,840.00	1,471,015.00	2,479,522.50	1,238,611.11	0.00	381,801.75

	iii	Interest Shortfall	$0.00	$0.00	$0.00	$0.00	$0.00	$0.00	£—	$0.00

	vii	Quarterly Principal Due	$58,904,212.71	$0.00	$0.00	$0.00	$0.00	$0.00	£—	$0.00
	viii	Quarterly Principal Paid	58,904,212.71	0.00	0.00	0.00	0.00	0.00	0.00	0.00

	ix	Quarterly Principal Shortfall	$0.00	$0.00	$0.00	$0.00	$0.00	$0.00	£—	$0.00

	x	Total Distribution Amount	$59,388,578.96	$1,286,942.22	$1,295,840.00	$1,471,015.00	$2,479,522.50	$1,238,611.11	$0.00	$381,801.75

B	Principal Distribution Reconciliation
	i	Notes Outstanding Principal 9/30/2004 Balance	$2,181,212,987.80
	ii	Adjusted Pool Balance 9/30/2004	2,122,308,775.09

	iii	Adjusted Pool Exceeding Notes Balance (i-ii)	$58,904,212.71

	iv	Adjusted Pool Balance 6/30/2004	$2,181,212,987.80
	v	Adjusted Pool Balance 9/30/2004	2,122,308,775.09

	vi	Current Principal Due (iv-v)	$58,904,212.71

	vii	Principal Shortfall from Previous Collection Period	—

	viii	Principal Distribution Amount (vi + vii)	$58,904,212.71

	ix	Principal Distribution Amount Paid	$58,904,212.71

	x	Principal Shortfall (viii - ix)	$(0.00)

C		Total Principal Distribution	$58,904,212.71
D		Total Interest Distribution	8,638,098.83

E		Total Cash Distributions	$67,542,311.54

F	Note Balances			7/26/2004	10/25/2004
	i	A-1 Note Balance	78442GKH8	$114,057,987.80	$55,153,775.09
		A-1 Note Pool Factor		0.5405592	0.2613923

	ii	A-2 Note Balance	78442GKJ4	$296,000,000.00	$296,000,000.00
		A-2 Note Pool Factor		1.0000000	1.0000000

	iii	A-3 Note Balance	78442GKK1	$288,000,000.00	$288,000,000.00
		A-3 Note Pool Factor		1.0000000	1.0000000

	iv	A-4 Note Balance	78442GKL9	$318,000,000.00	$318,000,000.00
		A-4 Note Pool Factor		1.0000000	1.0000000

	v	A-5 Note Balance	78442GKM7	$519,000,000.00	$519,000,000.00
		A-5 Note Pool Factor		1.0000000	1.0000000

	vi	A-6 Note Balance	78442GKN5	$250,000,000.00	$250,000,000.00
		A-6 Note Pool Factor		1.0000000	1.0000000

	vii	A-7 Note Balance	78442GKG0	£189,649,986.00	£189,649,986.00
		A-7 Note Pool Factor		1.0000000	1.0000000

	viii	B Note Balance	78442GKP0	$68,345,000.00	$68,345,000.00
		B Note Pool Factor		1.0000000	1.0000000

XII. 2003-14 Historical Pool Information

			7/1/04-9/30/04	4/1/04-6/30/04	12/11/03-3/31/04

Beginning Student Loan Portfolio Balance			$2,170,267,829.06	$2,194,768,447.90	$2,249,673,803.42

	Student Loan Principal Activity
	i	Regular Principal Collections	$61,794,967.27	$29,068,218.29	$63,870,785.99
	ii	Principal Collections from Guarantor	5,353,965.70	3,309,184.03	1,680,184.80
	iii	Principal Reimbursements	80,378.34	325,660.22	4,621,128.14
	iv	Other System Adjustments	—	—	—

	v	Total Principal Collections	$67,229,311.31	$32,703,062.54	$70,172,098.93
	Student Loan Non-Cash Principal Activity
	i	Other Adjustments	$73,580.54	$37,195.91	$45,552.09
	ii	Capitalized Interest	(9,118,067.48)	(8,239,639.61)	(15,312,295.50)

	iii	Total Non-Cash Principal Activity	$(9,044,486.94)	$(8,202,443.70)	$(15,266,743.41)

(-)	Total Student Loan Principal Activity		$58,184,824.37	$24,500,618.84	$54,905,355.52

	Student Loan Interest Activity
	i	Regular Interest Collections	$16,789,149.59	$17,137,471.82	$28,782,667.19
	ii	Interest Claims Received from Guarantors	331,619.61	135,275.65	24,629.29
	iii	Collection Fees/Returned Items	8,172.83	8,451.41	4,466.12
	iv	Late Fee Reimbursements	227,450.35	205,981.64	356,780.28
	v	Interest Reimbursements	3,312.30	4,060.65	52,678.57
	vi	Other System Adjustments	—	—	—
	vii	Special Allowance Payments	606,214.65	422,394.05	168,123.59
	viii	Subsidy Payments	1,336,503.85	1,377,356.85	754,367.57

	ix	Total Interest Collections	$19,302,423.18	$19,290,992.07	$30,143,712.61

	Student Loan Non-Cash Interest Activity
	i	Interest Accrual Adjustment	$295.93	$330.39	$(56,671.33)
	ii	Capitalized Interest	9,118,067.48	8,239,639.61	15,312,295.50

	iii	Total Non-Cash Interest Adjustments	$9,118,363.41	$8,239,970.00	$15,255,624.17

	Total Student Loan Interest Activity		$28,420,786.59	$27,530,962.07	$45,399,336.78

(=)	Ending Student Loan Portfolio Balance		$2,112,083,004.69	$2,170,267,829.06	$2,194,768,447.90
(+)	Interest to be Capitalized		$4,933,229.81	$5,505,724.86	$5,189,041.11

(=)	TOTAL POOL		$2,117,016,234.50	$2,175,773,553.92	$2,199,957,489.01

(+)	Reserve Account Balance		$5,292,540.59	$5,439,433.88	$5,499,893.72

(=)	Total Adjusted Pool		$2,122,308,775.09	$2,181,212,987.80	$2,205,457,382.73

XIII. 2003-14 Payment History and CPRs

Distribution	Actual	Since Issued
Date	Pool Balances	CPR *
Apr-04	$2,199,957,489	5.01%
Jul-04	$2,175,773,554	4.25%
Oct-04	$2,117,016,235	5.50%

* “Since Issued CPR” is based on the current period’s ending pool balance calculated against the original pool balance and assuming cutoff date pool data.